Schlotzsky's Seeks Chapter 11 Protection to Assist in Reorganization

Company Announces Additional Reduction in Force

AUSTIN, TX -- 08/03/2004 -- Schlotzsky's, Inc. (NASDAQ: BUNZ) today filed for voluntary Chapter 11 protection in U.S. Bankruptcy Court in San Antonio, Texas. The Company reported liabilities of approximately $71.3 million and assets of approximately $111.7 million, including approximately $64.8 million of intangible assets, according to the court filing. The Company reported a net loss of $11.7 million in 2003, compared to a net loss of $199,000 in 2002, and a net loss of $671,000 in the first quarter of 2004.

"Today we have taken an important step toward creating a stronger Schlotzsky's," said Sam Coats, Schlotzsky's President and Chief Executive Officer. "It became apparent to our Board that this action was necessary to protect Schlotzsky's from millions of dollars in claims, judgments, and debts accumulated during the past few years, while enabling us to restructure the Company. I believe the actions taken by the Board took great courage and are clearly in the best interest of the Company."

According to Coats, the Company's goals going forward are to "make money by selling the world's best sandwich, simplify our operation, obtain the financial resources to grow our franchise system, and make certain that our valued franchisees get the support, training and encouragement they are entitled to receive."

Over 95 percent of the restaurants in the Schlotzsky's system are franchisee-operated. At present there are 471 domestic franchisee-operated restaurants, 21 international franchisee-operated restaurants, and 21 Company-operated restaurants. Coats said that both franchisee-operated restaurants and company-operated restaurants are expected to continue normal operations during Schlotzsky's financial restructuring. "Our customers should not notice any changes in our great Schlotzsky's products as a result of today's court action," he said. Schlotzsky's closed 15 unprofitable Company-operated restaurants during the month of July, reducing its Company-operated restaurants by over 40 percent.

The Company will request that the bankruptcy court issue a sale order that would allow Schlotzsky's to sell nine pieces of real estate to Westdale Asset Management, Ltd., an affiliate of the Company's largest shareholder, for approximately $3.4 million. With this sale, the Company would have an additional source of liquidity for its operations over the next few months.

The Company's Form 10-Q for the first quarter of 2004 showed $24.6 million in contingent liabilities for lease guarantees, mortgage guarantees and related party loan guarantees as of March 31, 2004. The Company's Chapter 11 filing also identified several court judgments that exceed $1.2 million in the aggregate. As of March 31, 2004, the Company had $3.9 million in accounts payable and $5.6 million in accrued liabilities.

"Schlotzsky's has taken a number of steps during recent months to reduce expenses, decrease overhead and improve the Company's cash position," said Coats. "Unfortunately, the situation in which we found ourselves made it impossible to go forward without a formal reorganization. We believe that by taking this action, we can restructure our financial obligations, obtain new financial resources, and emerge from this proceeding as a stronger company."

In addition to the bankruptcy filing, Schlotzsky's reported that it has eliminated 15 positions. Four of those eliminated were currently unfilled positions. Of the remaining 11, approximately half were located in the corporate headquarters and half were in the field.

The case number for Schlotzsky's filing with the U.S. Bankruptcy Court for the Western District of Texas and further information will be available online at http://www.haynesboone.com/schlotzskys.

Schlotzsky's, Inc., founded in Austin, Texas, in 1971, through its wholly owned subsidiaries, is a franchisor and operator of restaurants in the fast casual sector. As of August 2, 2004, there were 513 Schlotzsky's® restaurants open and operating in 36 states, the District of Columbia and six foreign countries. Visit www.schlotzskys.com for more information.

This press release may contain statements deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act. Any statement that is not a statement of historical fact may be deemed to be a forward-looking statement. Forward-looking statements are not meant to predict or guarantee actual results, performance, events, or circumstances and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates, and assumptions and are subject to a number of risks and uncertainties, many of which are beyond our control. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Forward-looking statements may include, without limitation, statements concerning business, financial, growth, and financing strategies and objectives, costs and earnings projections, new restaurant development, future Schlotzsky's brand products, and assumptions relating to any of these statements. Factors that may influence forward-looking statements or cause actual results to differ materially from those described or anticipated by the forward-looking statements may include, without limitation, the ability of the Company to continue as a going concern; the ability of the Company to obtain adequate debtor-in-possession financing; the ability of the Company to operate pursuant to the terms of the Company-in-possession financing; the ability of the Company to obtain court approval with respect to motions in the Chapter 11 proceedings; the ability of the Company to develop, prosecute, confirm, and consummate one or more plans of reorganization with respect to the Chapter 11 cases; the risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Debtors to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee, or to convert the cases to Chapter 7 cases; the ability of the Company to obtain and maintain normal relationships and terms with vendors, service providers, and existing and prospective franchisees; the ability of the Company to maintain contracts that are critical to the business and operations of the Company; the potential adverse impact of the Chapter 11 cases on the liquidity and/or results of operations of the Company; the ability of the Company to fund and execute the business plan of the Company; the ability of the Company to attract, motivate, and retain key executives, employees, and multi-unit and single-unit franchisees; the ability of the Company and the franchisees to attract and retain customers; demand and increased competition within the restaurant industry and the markets in which the Company operates; general economic conditions; labor costs, food costs, financing costs, and the costs and availability of insurance; the results of arbitration and litigation; the ability of the Company to sell Company-owned restaurants and/or any other asset of the Company, as applicable; and stock volatility and illiquidity.

Because of the risks and uncertainties related to these factors and other factors, including the terms of any reorganization plan ultimately confirmed, readers are cautioned not to place undue reliance on the forward-looking statements. There can be no assurance that any events or results described in any forward-looking statement will actually occur or be achieved. These factors may affect the value of the various pre-petition liabilities, common stock, and/or other equity and/or debt securities of the Company. No assurance can be given as to what values, if any, will be ascribed to each of these constituencies in the bankruptcy proceedings, and it is possible that the equity of the Company will be restructured in a manner that will substantially reduce or eliminate any remaining value. We undertake no obligation to publicly revise the forward-looking statements to reflect events or circumstances that arise after the date hereof or to reflect the occurrence of unanticipated events or circumstances. Readers should carefully review the risk factors described above and in other documents filed by the Company with the SEC. Readers are specifically directed to the discussion under "Risk Factors" in the Company's most recent Form 10-K.

Contact:
Schlotzsky's, Inc.
Anne Braidish
(512) 236-3744
Visit www.schlotzskys.com for more information.